Exhibit 10.125

COMMERCIAL LEASE AGREEMENT

THIS COMMERCIAL LEASE AGREEMENT (the “Lease”) is made and entered into as of this 1st Day of March 2024 by and between HOLDER INVESTMENTS, INC. (the “Landlord”) and LA ROSA REALTY, LLC (The “Tenant”) for the transfer of certain lease hold interests and the possession, occupancy and use of the Premises, as hereinafter described. (The Landlord and the Tenant are also collectively referred to as the “Parties” herein).

W I T N E S S E T H:

WHEREAS, Landlord desires to lease unto Tenant the Premises for the period and under the terms and conditions set forth herein.

NOW THEREFORE, for and in consideration of the premises and mutual covenants hereinafter contained, the receipt and sufficiency of which are hereby mutually acknowledged, Landlord agrees to lease unto Tenant and Tenant agrees to lease, rent and possess the Premises upon the following terms and conditions:

ARTICLE ONE- DEFINITIONS

1.1 Definitions. The following terms shall, throughout this Lease have the definition set forth adjacent to them below:

“Additional Rent” shall mean all charges payable by Tenant other than Base Rent.

“Building” (shall mean that certain building structure and related improvements, common areas, facilities and systems located on the Property with a common street address of 1165 E Plant St. Unit 8, Winter Garden, Florida 34787 and within which is situated the Premises.

“Commencement Date” shall mean the 1st Day of March 2024.

“Lease Term” shall mean the period commencing with the Commencement Date and ending with the Termination Date.

“Net Rentable Area” shall mean that portion of the Building, measured in square feet, potentially available for rental, which shall be determined by the Landlord in its sole discretion.

“Premises” shall mean that certain space located within the Building which is shown on Exhibit “B” and which is by this reference made a part hereof and commonly known as 1165 E Plant St. Unit 8, Winter Garden, Florida 34787.

“Property” shall mean that certain parcel of real property upon which is situated the Building, which is more particularly described on the attached Exhibit “A” and which is by this reference made a part hereof.

“Renewal Lease Term” shall mean the period of any renewal term of the Lease.

“Rent Commencement Date” shall mean the 1st Day of March 2024.

“Rules and Regulations” shall mean the common rules and regulations adopted from time to time, as the same may be amended, by the Landlord in its sole reasonable discretion and in connection with its operation of the Premises, Building and Property, which shall, in addition to the Lease, govern the Tenant’s possession, use and occupation of the Premises and Building, attached hereto as Exhibit “C”.

Tenant’s Initials: ____________	1	Landlord Initial’s:____________

“Tenant’s Proportionate Share” shall mean the percentage which the Net Rentable Area then leased by the Tenant in the Building bears to the total Net Rentable Area contained in the Building and is agreed by the parties to be .06%.

“Termination Date” shall mean the 28th Day of February 2027.

ARTICLE TWO - LEASE OF PREMISES

Landlord leases unto Tenant and Tenant does hereby rent, lease and take the Premises under this Lease for the period and according to the terms and conditions set forth herein. The common areas serving the Building will at all times be subject to Landlord’s exclusive control and management in accordance with the terms and provisions of this Lease and the Rules and Regulations of the Building.

ARTICLE THREE - TERM

3.1 Term. The Lease Term is for a period of 3 years (36 months) commencing on the Commencement Date and ending on the Termination Date, unless postponed or sooner terminated in accordance with the terms this Lease.

3.2 Delays in Commencement. Landlord shall not be liable to Tenant if Landlord does not deliver possession of the Premises to Tenant on the Commencement Date. Landlord’s non-delivery of the Premises to Tenant on the Commencement Date shall not affect this Lease or the obligations of Tenant under this Lease except that the Commencement Date shall be delayed until Landlord delivers possession of the Premises to Tenant and the Lease Term shall be extended for a period equal to the delay in delivery of possession of Premises to the Tenant, plus the number of days necessary to end the Lease Term on the last day of a month. If Landlord does not deliver possession of the Premises to Tenant within sixty (60) days after the Commencement Date, and if such delay is caused by factors within the control of the Landlord, Tenant may elect to cancel this Lease by giving written notice to Landlord within ten (10) days after the sixty-day period ends. If Tenant gives such notice, and Landlord does not deliver possession of the Premises to Tenant within three (3) days after receipt of said notice, the Lease shall be canceled and neither Landlord nor Tenant shall have any further obligations to the other except for any obligations that survive termination of the Lease as set forth herein. If Tenant does not give such notice, Tenant’s right to cancel the Lease shall automatically expire and the Lease Term shall commence upon delivery of possession of the Premises to Tenant. If delivery of possession of the Premises is delayed, and Landlord so requests, Landlord and Tenant shall, upon such delivery, execute an amendment to this Lease setting forth the actual Commencement Date and Termination Date of the Lease. Failure to execute such amendment shall not affect the actual Commencement Date or Termination Date of the Lease.

3.3 Early Occupancy. If Tenant occupies the Premises or any portion thereof prior to the Commencement Date, Tenant’s occupancy of the Premises shall be subject to all of the provisions of this Lease. Early occupancy of the Premises shall not advance the Termination Date of this Lease.

3.4 Holding Over. Tenant shall vacate the Premises upon the expiration or earlier termination of this Lease. Tenant shall reimburse Landlord for and indemnify Landlord from and against all damages, which Landlord may incur for Tenant’s delay in vacating the Premises. If Tenant does not vacate the Premises upon the expiration or earlier termination of this Lease and Landlord thereafter accepts rent from Tenant, Tenant’s occupancy of the Premises shall be a “month-to-month” tenancy, subject to all of the terms and provisions of this Lease applicable to a month-to-month tenancy, except that the Base Rent shall be increased to twice the amount due under the last year of the Lease Term, prorated on a daily basis until Tenant surrenders possession as required by this Lease.

Tenant’s Initials: ____________	2	Landlord Initial’s:____________

ARTICLE FOUR - THE PREMISES: USE AND INITIAL
CONDITION; PARKING AND COMMON AREAS

4.1 Use of Premises. Tenant shall use and occupy the Premises for the conduct of Tenant’s business as a real estate agent office as agreed upon by the Landlord and for no other purpose. The Premises shall not be used for any illegal purpose, or in any manner to create any nuisance or trespass; or in a manner which is disruptive to other tenants; nor in any manner to invalidate Landlord’s insurance or to increase Landlord’s insurance premium rate (all to be determined at Landlord’s sole discretion). Tenant shall not connect any apparatus, machinery, equipment or device with existing water lines without the written consent of the Landlord.

4.2 Compliance with Law. Tenant shall not use the Premises nor permit anything to be done in or about the Premises which will in any way conflict with any law, statute, ordinance or governmental rule or regulation now in force or which may hereafter be enacted or promulgated. Tenant shall at its sole cost and expense, promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now in force or which may hereafter be in force and with the requirements of any board of underwriters or other similar body now or hereafter constituted relating to or affecting the condition, use or occupancy of the Premises.

4.3 Rules and Regulations. Tenant agrees to, and shall, comply with the Rules and Regulations attached hereto as Exhibit “C” which by reference are incorporated herein, and all reasonable modifications and additions to the Rules and Regulation’s from time to time adopted by the Landlord in its sole and absolute discretion. The Landlord shall not be responsible to the Tenant for the nonperformance of any of the Rules or Regulations by any other tenant of the Building. The existence of and incorporation into this Lease of the Rules and Regulations shall not have the effect of subrogating the Tenant to the rights of the Landlord to enforce the Rules and Regulations against other Tenants in the Building. The existence of the Rules and Regulations shall not be construed to impose upon the Landlord any duty or obligation to enforce the Rules and Regulations.

4.4 Condition of Premises. Tenant hereby acknowledges (per the Inspection Check list See Exhibit “F”) that it has inspected and examined the Premises and Tenant agrees that the Premises is in good and habitable condition and is fully acceptable and suitable for Tenant’s intended use. Tenant’s taking of possession shall be deemed conclusive evidence and confirmation of the foregoing. In the event alterations or improvements are to be made to the Premises, such shall be made in accordance with a separate written agreement between Landlord and Tenant. Unless Tenant provides written notification to Landlord of any objections to the condition of the Premises following any such alterations or improvements within ten (10) days of Tenant’s initial possession, it shall be conclusive evidence that the alterations and improvements specified in such separate agreement were properly completed and Tenant agrees that the Premises, as altered and improved, is in good and habitable condition and is fully acceptable and suitable for Tenant’s intended use. Tenant represents and warrants that it has not relied on any oral statement of the landlord prior to entering this Lease and further states that Tenant solely relied on the terms and conditions of this Lease. Tenant agrees to release and hold harmless Landlord from any such misrepresentations or warranties pertaining to the condition, zoning or other matters affecting the Premises.

Tenant’s Initials: ____________	3	Landlord Initial’s:____________

4.5 Parking. In addition to the use of the Premises, Tenant shall have a nonexclusive right of use of parking paces located in the automobile parking areas, together with driveways and foot ways, and the Landlord may designate such loading facilities as from time to time. Tenant’s rights hereunder shall be subject to the terms and conditions of this Lease and to reasonable Rules and Regulations regarding the use thereof as may, from time to time, be prescribed by the Landlord. Individual parking spaces will be unassigned. Landlord reserves the right in Landlord’s sole discretion to designate areas for Tenant’s parking spaces. Landlord shall not be liable for any damage of any nature whatsoever to, or any theft of, vehicles or the contents there of, while in or about the automobile parking areas.

4.6 Common Areas. All common areas and facilities which the Tenant may be permitted to use and occupy, are to be used and occupied under a revocable license, and if such license is revoked, or if the amount of such areas are diminished, the Landlord shall not be subject to any liability nor shall the Tenant be entitled to any compensation or diminution or abatement of rent, nor shall such revocation of license or diminution of such areas be deemed constructive or actual eviction. Tenant’s use of the common areas shall be subject to the Rules and Regulations.

ARTICLE FIVE - RENT

5.1 Initial Base Rent. Tenant shall pay to the Landlord at the place hereinafter designated by the section entitled “Notices”, or at such other place as the Landlord may from time-to-time designate Initial Base Rent. The payment of Initial Base Rent shall be due and payable in twelve equal monthly installments (See Section 5.2) in legal tender of the United States of America in advance without notice, demand, and deduction or set-off of any kind, payable on the first day of each month, plus all applicable sales and use taxes. The first such installment shall be paid on or before the first day of the first full calendar month of the Lease Term and successive installments on or before the first day of each and every successive calendar month thereafter during the Lease Term. If any rent payment shall not be paid on or before the date due, the Tenant shall pay a late charge equal to $20.00 per day for each day any rent payment shall be past due; provided, however, that in the event any rent payment shall be five (5) days past due, the Tenant shall also pay a late charge equal to ten percent (10.0%) of the rent due. There will be a $100.00 processing fee for any rent payments that are returned for any reason.

5.2 Initial Base Rent Adjustment. For multiple year leases the initial Base Rent for each twelve-month period after the first complete twelve (12) Month period shall be increased 4% (Four Percent) as per annum as follows:

Lease Period	Initial Base Rent	Additional Rent	Total (Initial Base Rent + Additional Rent)	Sales Tax	Total Monthly Rent Payment
3/1/24-2/28-25	$2,700.00	$75.00	$2,775.00	$138.75	$2,913.75
3/1/25-2/28/26	$2,808.00	$78.00	$2,886.00	$144.30	$3,030.30
3/1/26-2/28/27	$2,920.32	$81.12	$3,001.44	$150.07	$3,151.51

Landlord and Tenant agree that in the event the area of the Premises is expanded by subsequent written agreement between the parties and/or the amount of the Base Rent is increased for any portion of the Premises in connection with such expansion, the above increase, regardless of the date on which such subsequent agreement is entered into, shall be applied to the aggregate new Base Rent and shall be applied at the times specifically set forth above.

Tenant’s Initials: ____________	4	Landlord Initial’s:____________

5.3 Additional Rent. In addition to the Base Rent, Tenant shall pay to Landlord as Additional Rent, Tenant’s Proportionate Share of dumpster, storm water runoff, utilities, and any other fees paid by Landlord for the benefit of the Tenant; All charges payable by Tenant other than Base Rent are called “Additional Rent”. Unless this Lease provides otherwise, Tenant shall pay all Additional Rent then due with the next monthly installment of Base Rent. The term “Rent” or “rent” shall mean Base Rent, Additional Rent and all other sums due from Tenant to Landlord in accordance with this Lease.

5.4 Payment of Sums Other than Rent. Any sums due from the Tenant to the Landlord hereunder shall be due and payable within ten (10) days after the Landlord renders a statement therefor. Any sums not paid within said ten (10) day period, including Rent and Additional Rent, but excluding late charges, shall bear interest thereafter at the highest lawful rate per annum until payment is made.

5.5 Utilities. Tenant shall pay directly to the appropriate supplier the cost of all - natural gas, heat, light, power, sewer service, telephone and other communication service, water, refuse disposal, janitorial service and other utilities and services supplied to the Premises, whether separately metered to the Premises or charged directly to Tenant or the Premises by the supplier of the utility service or services. Tenant shall pay all costs arising from the hookup or connection of all utilities or services to the Premises. Landlord shall not be liable to Tenant nor shall Tenant be entitled to any reduction or abatement of Rent, by reason of any loss or damage Tenant may sustain in connection with the hookup and furnishing of such utilities and services (including the lack or failure thereof), and Tenant’s obligations under this Lease shall not be affected thereby.

ARTICLE SIX - SECURITY DEPOSIT

6.1 Deposits and Use of Security Deposit. The Tenant shall deposit the sum of $3,000.00 (Three Thousand Dollars) with the Landlord as a Security Deposit upon execution of this lease agreement. Landlord hereby declares and gives notice that all monies taken as security deposits or advanced rents are commingled with the funds of the Landlord’s general bank account and do not accrue interest. The Landlord shall hold the Security Deposit as security for the faithful performance by the Tenant of all the terms and conditions of this Lease to be observed and performed by the Tenant. If any Base Rent, Additional Rent or any other sum payable by the Tenant to the Landlord shall be overdue and unpaid, or should Landlord make payments on behalf of the Tenant, or should Tenant fail to perform any of the terms, covenants or conditions of this Lease, then the Landlord may, at its option and without prejudice to any other remedy which the Landlord may have, appropriate and apply all or part of the Security Deposit toward the payment of the Base Rent, Additional Rent or any other amounts due resulting from a failure by Tenant to pay such amounts or otherwise to comply with its obligations hereunder. Landlord’s claim against the Security Deposit includes any damage or deficiencies in the relating of the Premises due to Tenant’s default, whether such damage or deficiencies accrue before or after summary proceedings or other reentry to the Premises by the Landlord.

6.2 Replenishment and Return of Security Deposit. In the event the Landlord shall exercise its claim against the Security Deposit, the Tenant shall forthwith upon demand restore the Security Deposit to the original sum deposited. Should Tenant comply with all of the terms, covenants and conditions of this Lease and promptly pay all of the rentals and other sums due hereunder as they fall due, the Security Deposit shall be returned in full to the Tenant at the end of the Lease Term. Provided, however, the Landlord may hold the Security Deposit for a period of thirty (30) days following surrender or possession of the Premises and may deduct from the amount refunded any rental due and payable, the costs of repairing any damage or replacing any damaged portion of the Premises and the costs of cleaning the Premises if the Tenant fails to do so prior to surrender of possession. In the event of bankruptcy or other creditor-debtor proceedings against the Tenant, the Security Deposit shall be deemed to be applied first to the payment of rent and other charges due the Landlord for all periods prior to the filing of such proceedings.

Tenant’s Initials: ____________	5	Landlord Initial’s:____________

ARTICLE SEVEN -TENANTS OBLIGATIONS WITH
RESPECT TO THE PREMISES

7.1 Tenant’s Repair and Maintenance Obligations. Subject to the terms and provisions of Article Ten (Damage by Casualty and Condemnation), Tenant shall, at Tenant’s sole cost and expense, repair, maintain and replace (if necessary) and keep in a good, clean, sanitary and safe condition:

(a) The interior portion of the exterior walls, ceilings and partitions of the Premises, the partition walls or structures within the Premises and each of their respective wall coverings;

(b) All personal property, improvements or fixtures, located within the Premises, including, but not limited to, floor coverings, window coverings, blinds, draperies, interior cabinets, woodwork, molding, millwork,, paneling, and other interior improvements to the Premises, ceiling tiles and ceiling grids, light fixtures and bulbs, doors, door handles and lock sets, vaults, safes, or secured areas, bathrooms and kitchen areas;

(c) In the event of a break-in or vandalism Tenant will be responsible for all repairs related to said incident, to include repairs to exterior of building, i.e., replacement of broken glass, doors, walls, etc.

(d) The Building systems, equipment and conduit, including, without limitation, plumbing, heating, air conditioning and ventilation including the air conditioning condenser located on the outside of the Building, electrical, lighting, telephone, security systems, security and fire alarms, fire pumps, fire extinguishers which are located inward from the exterior walls of the Premises.

(e) Any systems, equipment, or other items, not considered Building standard, which have been installed by either Landlord or Tenant for the exclusive use and benefit of Tenant, whether located within or without the Premises.

(f) In connection with Tenant’s obligation to maintain the HVAC System serving the Demised Premises, Tenant shall, during the Lease Term, and any renewals thereof, at its sole cost and expense, maintain a service contract with a licensed HVAC contractor for the routine performance of standard HVAC System maintenance, including but not limited to, periodic replacement of filters, oiling of mechanical components and inspection for wear and tear. Prior to Rent Commencement Date and annually thereafter, Tenant shall furnish to Landlord a copy of the maintenance contract described above and proof that the annual premium for maintenance contract has been paid. Landlord reserves the right to designate an HVAC contractor with whom Tenant shall contract for such routine HVAC system maintenance so long as the fee charged by Landlord’s designated contractor shall be comparable to the fee charged by Tenant’s contractor for similar services. If Tenant fails to commence or complete repairs promptly and adequately, Landlord may make or complete said repairs and Tenant shall pay the cost thereof to Landlord upon demand, together with the sum of fifteen percent (15%) of said costs for overhead and an additional sum equal to ten percent (10%) of said amount for profit.

If Tenant should fail to perform its obligations hereunder in a manner reasonably satisfactory to the Landlord, the Landlord shall have the right to cause such obligation to be accomplished on behalf of the Tenant, and the Tenant shall pay to the Landlord as Additional Rent the cost incurred by the Landlord in performing such obligation. Further, Landlord may elect to perform any or all of the above-referenced items required to be performed by Tenant, and bill Tenant for same as Additional Rent.

Tenant’s Initials: ____________	6	Landlord Initial’s:____________

7.2 Waiver of Right to Repair at Landlord’s Cost. The Tenant waives all rights to make repairs at the expense of the Landlord as provided by any law, statute or ordinance now or hereafter in effect In addition, the Tenant specifically understands and agrees that the Landlord has no obligation and has made no promise to alter, remodel, improve, repair, decorate or paint the Premises or any part thereof and that no representations respecting the condition of the Premises, the Property or the Building has been made by the Landlord except as specifically contained in this Lease.

7.3 Alterations. Except as may be provided in Section 4.4 and Exhibit “C” hereof Tenant shall not make nor allow to be made any alterations, additions or improvements to or of the Premises or any part thereof without the express prior written consent of the Landlord. Any alterations, additions or improvements (except movable furniture and trade fixtures) shall at once become a part of the Premises and become the property of the Landlord. In the event the Landlord consents to any alterations, additions, or improvements to the Premises by the Tenant, the Tenant shall undertake such alterations, additions or improvements at the Tenant’s sole cost and expense and any contractor or person selected by the Tenant must first be approved in writing by the Landlord. Upon the expiration or earlier termination of the Lease Term, the Tenant shall upon demand by the Landlord, at the Tenant’s sole cost and expense, immediately remove any alterations, additions or improvements made by the Tenant, designated by the Landlord to be removed, and the Tenant shall, immediately and at its sole cost and expense, repair any damage to the Premises caused by such removal and restore the Premises to their original condition.

7.4 Surrender of Premises. The voluntary or other surrender of this Lease or the Premises by the Tenant, or a mutual cancellation thereof, shall not automatically work a merger of the Landlord’s and Tenant’s estates. At the option of the Landlord, such surrender shall terminate all or any existing subleases or subtenancies, or may, at the option of the Landlord, operate as an assignment to it of any or all such subleases or subtenancies. Upon the termination of the Lease Term, by lapse of time or otherwise, the Tenant shall surrender the Premises in the same condition as they have been received, excepting only damage by act of God or by the elements. If the Tenant is requested by the Landlord to remove any personal property from the Building upon the termination of the Lease and shall have failed to remove it, such personal property shall be considered abandoned and the Landlord may at its option remove the personal property in the manner the Landlord may choose and store said personal property without liability to the Tenant for the loss thereof. Tenant shall pay the Landlord on demand any and all expenses incurred in such removal and storage, including court costs and attorneys’ fees and costs. The Landlord may, in its sole discretion, without notice, sell the personal property or any part thereof at private sale and without legal process for such price as the Landlord may obtain. Landlord shall apply the proceeds of the sale first upon the expense incident to the removal and sale of the personal property, apply the balance to any amounts due from the Tenant to the Landlord pursuant to this Lease, and hold any additional balance, without interest, for the benefit of the Tenant.

7.5 Liens. Neither the Landlord, nor the Landlord’s estate or interest in the Premises, Building or Property, shall be liable for any services, work, labor, materials or other items furnished, or to be furnished to the Premises, Building or Property, at the request or instruction of, or for the benefit of, the Tenant, its agents, employees, officers or owners, or anyone claiming under the Tenant, and no construction or other liens for any such services, work, labor, materials or other items shall become a lien upon, attach to, encumber or affect the estate or interest of the Landlord in and to the Premises, Building or Property. The Tenant has absolutely no authority to cause any such lien to attach to, encumber or affect the estate or interest of the Landlord in and to the Premises, Building or Property. The Tenant shall not do or allow anything to be done whereby the Premises, Building or Property may be encumbered by any construction or other lien. Further, the Tenant shall notify all contractors, subcontractors, laborers, materialmen and others of this Lease provision prior to engaging them to work upon the Premises. If any construction lien or notice or claim thereof is filed against the Premises, Building or Property with respect to services, work, labor or materials furnished, or to be furnished, at the request or instruction of, or for the benefit of, the Tenant, its agents,- employees, officers or owners, or anyone claiming under the Tenant, the Tenant shall within ten (10) days from the date of such filing, cause the same to be withdrawn, discharged or removed by payment, deposit, bonding and transfer proceedings or otherwise. If the Tenant fails to do so, the Landlord may do so and may pay any judgments recovered by any such lienor. Tenant shall immediately reimburse the Landlord for all amounts paid pursuant to this Section, which amounts shall constitute an additional obligation of the Tenant under this Lease.

Tenant’s Initials: ____________	7	Landlord Initial’s:____________

7.6 Compliance with Environmental Laws. Tenant shall not permit or cause the presence of Hazardous Materials (hereinafter defined) in, on or under the Premises or any other portion of the Building or the Property. Tenant shall defend, protect, indemnify and hold Landlord harmless from and against any and all claims, causes of action, liabilities, damages, costs and expenses, including, without limitation, attorneys’ fees, arising because of any alleged personal injury, property damage, death, nuisance, loss of business or otherwise, by Landlord, any employee of Landlord, or from and against any governmental act or enforcement, arising from or in any way connected with conditions existing or claimed to exist with respect to such Hazardous Materials within the Premises, Building or Property. As used herein the term “Hazardous Materials” shall be defined as any hazardous substance, contaminant, pollutant or hazardous release (as such terms are defined in any federal, state or local law, rule, regulation or ordinance, including without, limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended) and other said wastes. In the event Tenant shall cause or permit the presence of Hazardous Materials in, on or under the Premises or any other portion of the Building or Property, Tenant shall promptly, at Tenant’s sole cost and expense, take any and all action necessary (as required by appropriate government authority or otherwise) to return the areas affected thereby to the condition existing prior to the presence of any such Hazardous Materials thereon, subject to Landlord’s prior written consent. The foregoing covenants shall survive termination of this Lease.

7.7 Signs and Other Structures. The Tenant shall not place or maintain or permit to be placed or maintained, any signs, awnings, structures, materials or advertising of any kind whatsoever on the exterior of the Building, or on any exterior windows in said Building without the express prior written consent of the Landlord which Landlord shall be permitted to withhold in its sole and absolute discretion. Tenant agrees that any signs erected by it without Landlord’s prior approval or not maintained in accordance with the Landlord’s policy will be immediately removed by the Tenant at the Landlord’s request or may be removed by the Landlord at the Tenant’s expense.

ARTICLE EIGHT - LANDLORD'S
OBLIGATION WITH RESPECT TO THE PREMISES

8.1 Landlord’s Repair and Maintenance Obligations. Subject to the terms and provisions of Article Seven (Tenant’s Obligations with Respect to the Premises) and Article Ten (Damage by Casualty and Condemnation), Landlord shall repair and maintain and keep in a good, clean, sanitary and safe condition the exterior portion of the exterior walls of the Building and the roof, landscaped areas, parking areas and driveways. Landlord shall not be liable for, and Tenant shall not be entitled to any abatement or reduction of rental by reason of, the Landlord’s failure to comply with the foregoing provision when such failure is caused by accident, breakage, repairs, strikes, lockouts, or other labor disputes of any character, or by any other cause, beyond the reasonable control of the Landlord. Landlord shall not be liable under any circumstances for loss of or injury to property, however occurring, through or in connection with or incidental to failure to comply with the foregoing provision. Nor shall any such failure relieve the Tenant from the duty to pay the full amount of rent and other sums of money herein provided to be paid by the Tenant, nor shall it constitute a constructive eviction of the Tenant.

Tenant’s Initials: ____________	8	Landlord Initial’s:____________

8.2 Duty to Report Defective Conditions. Tenant agrees to report immediately in writing to the Landlord any defective condition in or about the Premises, the Property or Building known to Tenant whether Tenant is obligated to repair such defective condition or not.

ARTICLE NINE - INSURANCE AND INDEMNIFICATION

9.1 Indemnifications and Hold Harmless. Landlord shall not be liable to Tenant for any injury or damage to any person or property in or about the Premises, Building or Property from any cause whatsoever, unless caused by the gross negligence willful misconduct of Landlord, including, and without limitation, water leakage caused by water leaks of any character from the roofs, walls, pipes, basement or other portion of the Premises or the Building, or caused by gas, fire, oil, electricity or any cause whatsoever in, on or about the Premises or the Building or any part thereof. The Tenant shall save harmless and indemnify the Landlord against any liability of the Landlord to the occupiers or owners of land and premises adjoining or in the vicinity of the Demised Premises resulting from the use of the Demised Premises by the Tenant, its customers or invitees.

The Tenant will indemnify, defend and save harmless the Landlord and its agents from and against any and all liability, claims, demands, damages, expenses, fees, fines, penalties, suits proceedings, actions, and costs of actions of any kind and nature, unless the same are caused by the gross negligence of Landlord including attorneys’ fees and costs, for injury (including deaths) to persons or damage to property or. property rights:

(a)	Occurring in, on or about the Premises or any part thereof;

(b)	Occurring in, on or about the Building or Property, or any part thereof (including, without limiting the generality of the foregoing, driveways and parking areas), when any such injury or damage shall be caused or resulting whole or in part by any act, negligence, fault or omission of any duty by the Tenant, its agents, servants, employees, licensees or invitees, or by any person under the control or discretion of the Tenant;

(c)	Arising or growing out of or connected with any breach, violation, nonperformance, or failure to abide by any covenant, condition, agreement or provision contained in this Lease on the part of the Tenant to be kept, performed, complied with or abided by.

9.2 The Tenant shall have all of their Clients sign a release releasing Holder Investments, Inc. of any and all claims.

9.3 Landlord’s Insurance. Landlord shall insure the Building and Property and shall maintain liability and other insurance in such amounts as may be required by Landlord’s mortgagee or in such amounts as Landlord, in its sole discretion, may deem appropriate. All such insurance shall be for the sole benefit of Landlord and, if required, Landlord’s mortgagee.

9.4 Tenant’s Insurance. Tenant shall, at Tenant’s sole expense, obtain and keep in force during the Lease Term and any extension or renewal hereof: (a) fire and extended coverage insurance with vandalism and malicious mischief endorsements, on all of its personal property, including removable trade fixtures, located in the Premises, and on all leasehold improvements and all additions and improvements made by Tenant; (b) comprehensive general liability insurance, including contractual liability coverage, insuring Landlord (as an additional insured) and Tenant against any liability arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto; (c) worker’s compensation insurance (including employees’ liability insurance) in the statutory amount covering all employees of Tenant employed at or performing services at the Premises, in order to provide the statutory benefits required by the laws of the State of Florida.

Tenant’s Initials: ____________	9	Landlord Initial’s:____________

Said insurance shall be with insurance companies approved by Landlord. Such companies shall be responsible insurance carriers authorized to issue the relevant insurance, authorized to do business in Florida and at least A-rated in the most current edition of Best’s Insurance Reports and shall have minimum limits of One Million Dollars ($1,000,000.00) for any loss of or damage to property from any one occurrence, One Million Dollars ($1,000,000.00) for death of or injury to any one person from any one occurrence, One Hundred Thousand Dollars ($100,000.00) for damage to rented premises (each occurrence), Five Thousand Dollars ($5,000.00) Medical Expense (Any one Person), One Million Dollars ($1,000,000.00) Personal & Adv Injury, Two Million Dollars ($2,000,000.00) General Aggregate and Two Million ($2,000,00.00) Products-Comp/OP Aggregate and the Deductible must not exceed One Thousand Dollars ($1,000.00). SEE EXHIBIT “E” The limits of said insurance shall not, however, limit the liability of the Tenant hereunder. The policies cannot contain provisions, which deny coverage because the loss is due to the fault of Landlord or Tenant. If Tenant shall fail to procure and maintain said insurance, Landlord may, but shall not be required to, procure and maintain same, but at the expense of Tenant. Tenant shall deliver to Landlord, prior to occupancy of the Premises, copies of policies of liability insurance required herein, or certificates evidencing the existence and amounts of such insurance, with loss payable clauses satisfactory to Landlord. No policy shall be cancelable or subject to reduction of coverage except after thirty (30) days prior written notice to the Landlord. Notwithstanding anything herein to the contrary, Landlord shall have the right to review the Tenant’s insurance no more frequently than once every year and to require Tenant to alter its insurance coverage to cover the effect of inflation and to include or eliminate certain provisions in the Tenant’s insurance policy which reflect the then current industry standards for this type of insurance coverage.

9.5 Subrogation. Insurance carried by it against loss or damage by fire or other casualty shall contain, a clause whereby the insurer waives its right to subrogation against the Landlord.

ARTICLE TEN- DAMAGE BY CASUALTY AND CONDEMNATION

10.1 Damage by Casualty. In the event fire or other casualty damages (excluding break-in’s or vandalism) to the Premises or the Building, and the Landlord has adequate insurance coverage, the Landlord shall forthwith repair the damage, provided the repairs can be made within one hundred twenty (120) days from the date of the casualty. During the period of repair, this Lease shall remain in full force and effect except that the Tenant shall be entitled to a proportionate reduction in its rent obligation while such repairs are being made. The proportionate reduction of rent is to be based upon the extent to which the making of such repairs shall interfere with the business carried on by the Tenant in the Premises. If the repairs cannot be made within the one hundred twenty (120) day period, the Landlord shall have the option to either (1) repair or restore such damage, this Lease continuing in full force and effect, but the rent to be proportionately reduced as above stated, or (2) give notice to the Tenant at any time within thirty (30) days after the casualty terminating this Lease as of the date to be specified in such notice, which date shall be not less than thirty (30) days nor more than sixty (60) days after the giving of such notice. In the event of the giving of such notice this Lease shall expire and all interest of the Tenant in the Premises shall terminate on the date so specified in such notice and rent shall be paid up to the date of such termination. The Landlord agrees to refund to the Tenant any rent theretofore paid for any period of time subsequent to the date of termination. Notwithstanding anything to the contrary, the Landlord shall not be required to repair any injury or damage by fire or other casualty, or to make any repairs or replacements of any paneling, decorations, partitions, railings, ceilings, floor coverings, office fixtures or any other property installed in the Premises by the Tenant.

Tenant’s Initials: ____________	10	Landlord Initial’s:____________

10.2 Condemnation. If all of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, either party hereto shall have the right, at its option, to terminate this Lease, and the Landlord shall be entitled to any and all income, rent, awards, or any interest therein whatsoever that may be paid or made in connection with such public or quasi-public use or purpose and the Tenant shall have no claim against the Landlord for the value of any unexpired term of this Lease. If only a part of the Premises shall be so taken or appropriated, the rental thereafter to be paid shall be equitably reduced as determined by the Landlord. The Tenant may terminate this Lease by reason of taking or an appropriation under eminent domain authority only if such taking or appropriation shall be of such extent and nature as to substantially handicap, impede or impair the Tenant’s use of the Premises for the purposes set forth herein.

ARTICLE ELEVEN - ASSIGNMENT AND SUBLETTING

Tenant may not, without the prior written consent of the Landlord (which the Landlord may withhold in its sole and absolute discretion), assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest therein, or sublet the Premises or any part thereof, or permit the use of the Premises by any party other than the Tenant and its employees. Any transfer, sale, pledge or other disposition of more than thirty-five (35%) percent of the stock of the Tenant shall be deemed an assignment of the Lease; and the Tenant agrees that at all times during the term of this Lease and any renewal thereof, the persons signing this Lease on behalf of the Tenant shall be and remain officers and directors of the Tenant corporation and shall be and remain, collectively, the owners of at least thirty-five (35%) percent of all stocks, equities and securities of said Tenant.

ARTICLE TWELVE - SALE BY LANDLORD

12.1 Sale hy Landlord. In the event of a sale or conveyance of the Building and/or Property by the Landlord, the same shall operate to release the Landlord from any future liability upon any of the covenants or conditions, expressed or implied, herein contained in favor of the Tenant. In such event, the Tenant agrees to look solely to the successor in interest of the Landlord in and to this Lease in pursuit of any remedies or obligations due Tenant hereunder. This Lease shall not be affected by any such sale, and the Tenant agrees to attorn to the purchaser or assignee.

ARTICLE THIRTEEN - DEFAULTS AND REMEDIES

13.1 Defaults. The occurrence of one or more of the following events shall constitute a default under this Lease:

(a) The failure or omission of the Tenant to pay when due any portion of Base Rent, Additional Rent or other monetary amounts due hereunder; provided, such failure shall continue for three (3) days following the date when such payment was due;

(b) The failure of the Tenant to keep, observe or perform any term or condition of this Lease required hereunder to be kept, observed or performed by the Tenant; provided, such failure shall continue for three (3) days following the date when such performance was due;

(c) If any representation, warranty or covenant made by or on behalf of Tenant in this Lease or in any other instrument or document executed by or furnished by or on behalf of Tenant to Landlord is false, incorrect or contains any misrepresentations in any material respect on the date when made or reaffirmed;

Tenant’s Initials: ____________	11	Landlord Initial’s:____________

(d) The making of an assignment by the Tenant for the benefit of its creditors;

(e) The commencement of proceedings in bankruptcy or reorganization of the Tenant or for the adjustment of any of its debts under the Bankruptcy Code or under any other law, whether state or federal now or hereafter existing for the relief of debtors;

(f) The appointment of a receiver or trustee for the Tenant or for any substantial part of its assets, or the institution of any proceedings for the dissolution, or the full or partial liquidation of the Tenant;

(g) The Tenant becomes insolvent or unable to pay its debts as they mature.

A default under this Lease shall constitute a default under the terms and conditions of any other agreements then existing and executed by and between the Tenant and Landlord.

13.2 Remedies Upon Default. Upon the occurrence of any default under this Lease the Landlord shall have and may exercise any or all of the following rights:

(a) Terminate this Lease, in which event the Tenant shall immediately surrender the Premises to the Landlord, but if the Tenant shall fail to do so, the Landlord may, without further notice and without prejudice to any other remedy the Land lord may have for possession or arrearages in rental, enter upon the Premises and expel or remove the Tenant and its personal property without being liable to prosecution of any claim for damages therefor and without said entry affecting the Landlord’s right to thereafter claim and collect all monies owed and to be owed under this Lease. The Tenant shall indemnify the Landlord for all loss and damage that Landlord may suffer by reason of such termination, whether through inability to sublet the Premises, or through decrease in rental, or otherwise;

(b) Declare the entire amount of the rent that would become due and payable during the remainder of the Lease Term to be due and payable immediately, in which event the Tenant shall pay the same at once, together with all rent theretofore due. The Landlord and the Tenant agree that such payment shall not constitute a penalty or forfeiture but is payment of liquidated damages. The acceptance of such payment by the Landlord shall not constitute a waiver of any failure of the Tenant to comply with any term, provision, or covenant of this Lease or any violation of the Rules and Regulations;

(c) Enter the Premises as the agent of the Tenant without being liable to prosecution or any claim for damages therefor, and relet the Premises as the agent of the Tenant, and receive the rental therefor, and Tenant shall pay to the Landlord, on demand, at the office of the Landlord any deficiency that may arise in the event of such reletting;

(d) As agent of the Tenant, do whatever the Tenant is obligated to do by provisions of this Lease and enter the Premises, without being liable to prosecution or any claims for damage therefor, in order to accomplish this purpose. The Tenant shall reimburse the Landlord immediately upon demand for any expense that the Landlord may incur in effecting compliance with this Lease on behalf of the Tenant, and the Tenant further agrees that the Landlord shall not be liable for any injury to person or damage to property resulting from such action.

Tenant’s Initials: ____________	12	Landlord Initial’s:____________

Pursuit by the Landlord of any of the foregoing causes of action shall not constitute an election of remedies nor shall it preclude the pursuit of any other causes of action herein provided or any other remedies provided by law. No termination of this Lease by lapse of time or otherwise shall affect the Landlord’s right to collect rent for a period prior to the termination hereof.

No act or thing done by the Landlord or its employees and agents during the Lease Term shall be deemed an acceptance or surrender of the Premises, nor a constructive eviction, and no agreement to accept a surrender of the Premises shall be valid, unless the same shall be in writing and signed by the Landlord. Should it be necessary or proper for the Landlord to bring any action under this Lease, and/or enforce any of the Landlord’s rights hereunder through an attorney regarding any breach of this Lease, the Tenant shall, in each and every such case, pay the Landlord’s attorneys’ fees and costs (including such fees and costs in any appellate or bankruptcy proceedings). The receipt by the Landlord of rental with knowledge of the breach of any covenant contained in this Lease shall not be deemed a waiver of such breach.

No payment by Tenant or receipt by Landlord of a lesser amount than the rent payment agreed to in this Lease shall be deemed to be other than on account of the rent, nor shall any endorsement or statement on any check or payment as rent (or in any letter accompanying a check or payment as rent) be binding on Landlord or be deemed an accord and satisfaction (unless Landlord expressly agrees to an accord and satisfaction in a separate written agreement duly accepted by Landlord), and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided in this Lease or under applicable law.

13.3 Abandonment. In the event of abandonment of the Premises, any personal property belonging to the Tenant and left on the Premises shall be deemed to be abandoned, at the option of the Landlord, and this Lease shall constitute a bill of sale to convey the personal property to Landlord, and the rights conferred upon the Landlord by this Lease with regard to the disposition of said personal property shall remain in full force and effect.

13.4 Right of Landlord to Perform. All covenants and obligations to be performed by the Tenant under any of the terms of this Lease shall be performed by the Tenant at the Tenant’s sole cost and expense and without any abatement of rent. If the Tenant shall fail to pay any sum of money, other than rent, required to be paid by it hereunder or shall fail to perform any other action on its part to be performed, and such failure shall continue for seven (7) days after notice thereof by the Landlord, the Landlord may, but shall not be obligated to, and without waiving or releasing the Tenant from any obligation of the Tenant, perform on the Tenant’s behalf any such acts to be made or performed. Any cost so incurred by Landlord, together with interest thereon at the rate of eighteen percent (18%) per annum, shall be payable to the Landlord on demand, and the Landlord shall have the same rights and remedies in the event of the nonpayment thereof as in the event of default by the Tenant in the payment of rent. The Tenant further agrees to pay all reasonable costs and expenses, including a reasonable attorneys’ fee, which may be sustained or incurred by the Landlord in the enforcement or declaration of any of the rights and remedies of the Landlord or obligations of the Tenant, whether arising under this Lease or granted, permitted or imposed by law or otherwise.

ARTICLE FOURTEEN - GENERAL

14.1 Time of the Essence. Time, and timely performance, is of the essence of this Lease and of the covenants and provisions hereunder. Any time period that shall end on a Saturday, Sunday, legal holiday, or bank holiday shall extend to 5:00 p.m. of the next full business day.

Tenant’s Initials: ____________	13	Landlord Initial’s:____________

14.2 Litigation and Attorneys’ Fees. In the event it shall be necessary for either party to this Lease to bring suit to enforce any provision hereof or for damages on account of any breach of this Lease, the prevailing party shall be entitled to recover from the other, in addition to any damages or other relief granted as a result of such litigation, all costs and expenses of such litigation and reasonable attorneys’ fees (including attorneys’ fees and costs in any appellate or bankruptcy proceedings) as fixed by the Court.

14.3 Governing Law. This Lease shall be interpreted and enforced under the laws of the State of Florida.

14.4 Captions. The captions for each section of this Lease are for convenience and reference only and in no way define, describe, extend, or limit the scope or intent of this Lease, or the intent of any provision hereof.

14.5 Severability. Whenever possible, each provision of this Lease shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Lease shall be prohibited by or held invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Lease.

14.6 No Third Party Beneficiaries. It is the intent and understanding of the Tenant and the Landlord that this Lease is solely between them and for their benefit and, accordingly, no party other than the Tenant and the Landlord shall have any rights or privileges under this Lease either as third party beneficiaries or otherwise.

14.7 Notices. All notices provided for in this Lease shall be in writing and sent or delivered to the addresses set forth below or at such other addresses as the parties shall designate to each other in writing:

Landlord Name:	HOLDER INVESTMENTS, INC.
Address:	10339 Birch Tree Lane
Windermere, FL 34786

Tenant Name:	LA ROSA REALTY, LLC
Rental Address:	1165 E Plant St. Unit 8
Winter Garden, FL 34787
Mailing Address:	1420 Celebration Blvd #200
Celebration, FL 34747

Any notice or demand so given, delivered or made by United States mail shall be deemed to have been given: (a) In the case of hand delivery, when delivered to the address set forth above, (b) in the case of mailing, on the second business day after said document has been deposited in the United States Mail, postage prepaid, and sent by certified or registered mail and addressed to the other party at the address set forth above, and (c) in any case (including facsimile or electronic delivery) upon the actual receipt by the other party. Delivery to either party’s legal counsel shall be deemed sufficient and complete delivery to such party. The Landlord and Tenant may from time to time notify the other of changes with respect to where and to whom notices should be sent by sending notification of such changes pursuant to this section.

14.8 Entry and Inspection: Landlord reserves at all times the right to enter the Premises to inspect the same. Landlord may submit the Premises to prospective purchasers or tenants, have entry to post notices of non-responsibility, and to alter, improve, or repair the Premises and any portion of the Building without abatement of rent Landlord may for that purpose erect scaffolding and other necessary structures where reasonably required by the character of the work to be performed, always providing the entrance to the Premises shall not be blocked thereby, and further providing that the business of the Tenant shall not be interfered with unreasonably. Tenant waives any claim for damages for any injury or inconvenience to or interference with the Tenant’s business and loss of occupancy or quiet enjoyment of the Premises. For each of the aforesaid purposes, Landlord shall at all times have and retain a key with which to unlock all of the doors in the Premises. Landlord shall have the right to use any means which Landlord may deem proper to open said doors in an emergency and any entry to the Premises obtained by the Landlord by any of said means, or otherwise, shall not under any circumstances be deemed to be a forcible or unlawful entry into, or a detainer of, the Premises, or an eviction of the Tenant from the Premises or any portion thereof.

Tenant’s Initials: ____________	14	Landlord Initial’s:____________

14.9 Entire Agreement. The foregoing constitutes the entire agreement between the parties and may be modified only by a writing signed by both parties. The following Exhibits, if any, have been made a part of this Lease before the parities’ execution hereof: Exhibit “A” Exhibit “B” Exhibit “C” Exhibit “D”, Exhibit “E”, and Exhibit “F”.

14.10 Heirs, Successors and Assigns. This lease is binding upon and inures to the benefit of the heirs, assigns, and successors in interest to the parties.

4.11 Limitation on Landlord’s Liability. The liability of the Landlord shall exist only so long as it is the owner of the fee, or the leasehold of the Property and such liability shall not continue or survive after transfer of Ownership of said fee or leasehold by Landlord. Tenant shall look only to Landlord’s estate and interest in the Property for the satisfaction of Tenant’s remedies for the collection of a judgment (or other judicial process) requiring the payment of money by Landlord in the event of any default by Landlord hereunder, and no other property or assets of Landlord or its partners or principals, disclosed or undisclosed, shall be subject to levy, execution or other enforcement procedure for the satisfaction of Tenant’s remedies under or with respect to this Lease, the relationship of Landlord and Tenant hereunder or Tenant’s use or occupancy of the Premises.

14.12 Radon Gas. Radon is a naturally occurring radio active gas that, when it has accumulated in building insufficient quantities, may present health risks to persons who are exposed to it over time. Levels of radon that exceed federal and state guidelines have been found in buildings in Florida. Additional information regarding radon gas and radon testing may be obtained from your county public health unit.

14.13 Authority. If Tenant is a corporation or partnership, each individual executing this Lease on behalf of said corporation of partnership represents and warrants that he or she is duly authorized to execute and deliver this Lease on behalf of said corporation or partnership in accordance with the duly adopted resolution of the Board of Directors of said corporation or with the bylaws of said corporation or under pertinent partnership agreements, that any required consents or approvals of third parties have been obtained and that this Lease is binding upon said corporation or partnership.

14.14 Force Majeure. In the event Landlord or Tenant is prevented or delayed in the performance of any improvement or repair or fulfilling any other obligation required under this Lease due to delays caused by fire, catastrophe, strikes or labor trouble, civil commotion, acts of God, governmental prohibitions or regulation, inability or difficulty to obtain materials or other causes beyond the performing party’s reasonable control, the performing party shall, within ten (10) days of the event causing such delay, provide written notice to the other party of the event causing the delay and the anticipated period of delay, and the period of such delay shall be added to the time for performance thereof. The performing party shall have no liability by reason of such permitted delays. In the event the performing party fails to provide notice to the other party of the force Majeure delay within such ten (10) day period, the performing party shall not be excused from the timely performance of such obligation regardless of the cause. Notwithstanding anything contained in the Lease to the contrary, this provision shall not excuse Tenant from its obligation to pay Base Rent, Additional Rent and any money due to the Landlord under this Lease. Covid-19 (the “coronavirus”) shall not constitute a force majeure event.

Tenant’s Initials: ____________	15	Landlord Initial’s:____________

14.15 Severability. In the event that any provision or section of this Lease is rendered invalid by the decision of any court or by the enactment of any law, ordinance or regulation, such provision of this Lease shall be deemed to have never been included therein, and the balance of this Lease shall continue in effect in accordance with its terms.

14.16 Recording. This Lease shall not be recorded in any public records office or department by Tenant.

14.17 Financial Statements. Tenant shall, within ten (10) days after receipt of a written request from Landlord, furnish to Landlord Tenant’s current financial statement. Landlord covenants that the financial information provided by Tenant shall be treated as confidential, except that Landlord may disclose such information to any prospective purchaser, prospective or existing lender or prospective or existing ground or underlying lessor upon the condition that the prospective purchaser, prospective or existing lender or underlying lessor shall also covenant to treat such information as confidential.

14.18 Accord and Satisfaction. No payment by Tenant, or anyone occupying the Premises by, through or under Tenant, or receipt by Landlord of a lesser amount than the rents stated herein shall be deemed to be other than on behalf of Tenant and on account of the next due rent, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord’s right to recover the balance of such rent or pursue any other remedy provided for in this Lease or available at law or in equity.

14.19 Mold. Tenant acknowledges that mold spores are part of the natural environment and mold may grow indoors when mold spores land on moist locations. Tenant acknowledges the necessity of housekeeping, ventilation and moisture control (especially around plumbing, heating/ventilation/air conditioning systems, and exterior wall surfaces of corner rooms) for mold prevention. Tenant acknowledges that Tenant has inspected the Premises and confirms that Tenant has not observed mold, mildew or moisture within the Premises. Tenant agrees to notify Landlord promptly if material mold/mildew and/or moisture conditions (from any source, including leaks) are discovered and to take appropriate steps to repair leaks and remediate any mold or mildew related conditions at Tenants sole cost and expense in the event that the mold/mildew and/or moisture conditions are caused by the negligent act or omission of Tenant. Tenant releases Landlord from any liability for any personal injury or damages to property caused by or associated with moisture or the growth of or occurrence of mold or mildew on the Premises.

Tenant’s Initials: ____________	16	Landlord Initial’s:____________

14.20 Personal Guaranty. Landlord and Tenant agree that simultaneously with the execution of this Lease Agreement, Joseph A. LaRosa & Deana M. LaRosa shall each sign a personal guaranty which will guaranty the performance of the Tenant under this Lease for the Term. This guaranty shall be as set forth in Exhibit “D”.

14.21 Subordination. This Lease, and Tenant’s rights hereunder shall be subject and subordinate to the lien of any mortgages, ground leases or deeds of trust or other similar instrument that may now exist or may hereafter be placed upon the Property, Building or Premises and all renewals, replacements, and extensions thereof without further notice or action on the part of Landlord or Tenant. Tenant shall execute and deliver to Landlord within fifteen (15) days from receipt of Landlord’s request such instruments (including but not limited to a Memorandum of Lease and/or a Subordination, Non-Disturbance and Attornment Agreement in recordable form) which may be required by Landlord’s mortgagee or trustee to evidence such subordination.

14.22 Estoppel Certificates. At any time and from time to time, Tenant agrees, upon request in writing from Landlord, to execute and deliver to Landlord, for the benefit of such persons as Landlord names in such request, a statement in writing and in substance satisfactory to Landlord certifying to such of the following information as Landlord shall request: (i) that this Lease constitutes the entire agreement between Landlord and Tenant and is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications); (ii) the dates to which the Base Rent and other charges hereunder have been paid, and the amount of any security deposited with Landlord; (iii) that the Premises have been completed on or before the date of such letter and that all conditions precedent to this Lease taking effect have been carried out; (iv) that Tenant has accepted possession, that the Lease Term has commenced, that Tenant is occupying the Premises, that Tenant knows of no default under the Lease by Landlord and that there are no defaults or offsets which Tenant has against enforcement of this Lease by Landlord except as may be specifically identified in such document by Tenant; (v) the Rent Commencement Date of this Lease and the expiration date of this Lease; and (vi). Tenant acknowledges and agrees that Tenant’s failure to execute and deliver to Landlord any estoppel certificate(s) requested by Landlord within fifteen (15) days from Tenant’s receipt of Landlord’s request shall be deemed Tenant’s acknowledgement that the terms and conditions contained in such estoppel certificate are true and correct and that such terms and conditions may also be relied upon by any third party or parties identified in such estoppel certificate.

14.23 Waiver. The failure of the Landlord or the Tenant to insist upon strict performance of any covenant or condition on the part of the Tenant or the Landlord respectively contained in this Lease or to exercise any right or option hereunder shall not be construed as waiver or relinquishment of such covenant or condition or any subsequent or other default hereunder. The acceptance of any rent from or the performance of any obligation hereunder by a person other than the Tenant shall not be construed as an admission by the Landlord of any right, title or interest of such person as subtenant, assignee, transferee or otherwise in the place and stead of the Tenant, nor shall it constitute a waiver of any breach of this Lease. If the Landlord should make an error in calculating or billing any monies payable by the Tenant under this Lease, such shall not be deemed to be a waiver of its right to collect the proper amount of monies payable by the Tenant hereunder.

14.24 Interpretation. Unless the context otherwise requires, the word “Landlord” wherever it is used herein shall be construed to include and shall mean the Landlord, its successors and/or assigns, and the word “Tenant” shall be construed to include and shall mean the Tenant, its successors and/or assigns and when there are two or more persons bound by the covenants herein contained, their obligations hereunder shall be joint and several. Where the context requires, the singular shall include the plural and vice versa; and the masculine, feminine and neuter shall each include the other.

14.25 Brokers. The Parties are not represented by a broker or agent in connection with this Lease. The Landlord and the Tenant represent and warrant that they have not engaged the services of, and are not liable to, any real estate agent, broker,finder or any other person or entity for any brokerage or finder’s fee, commission or other amount with respect to this Lease., The Landlord and the Tenant each agree to indemnify, defend and hold the other harmless against all loss, liability and expense, including reasonable attorneys’ fees and related legal costs, suffered by either party due to a breach of the foregoing representation, covenant and warranty.

Tenant’s Initials: ____________	17	Landlord Initial’s:____________

IN WITNESS WHEREOF, the Parties hereto have caused this Lease to be executed as of the date set forth adjacent to their signatures below.

LANDLORD
HOLDER INVESTMENTS, INC.

By:
Scott Holder
As its President
Date Executed: _________

TENANT
LA ROSA REALTY, LLC

By:
Joseph La Rosa
As its Manager
Date Executed: _________

Tenant’s Initials: ____________	18	Landlord Initial’s:____________

EXHIBIT “A” - LEGAL DESCRIPTION OF PROPERTY

1165 E PLANT STREET
WINTER GARDEN, FLORIDA 34787

Tenant’s Initials: ____________	19	Landlord Initial’s:____________

EXHIBIT “B”

SUITE 9	STUITE 9
LOS AMIGOS	LOS AMIGOS

SUITE 8	SAGACIOUS STONE
LA ROSA REALTY	SUITE 17

SUITE 7	THREE LITTLE HEARTS
OMAR BARBER SHOP	SUITE 16

HILLCREST	THE TINT MAN
SUITE 6	SUTIE 15

ALL AMERICAN KARATE
SUITE 5

VINE OF LIFE
SUITE 4

DON PONCHO
SUITE 3

ESCAPE GOAT, LLC
SUITE 2

PANDERIA CARDENAS
SUITE 1

Tenant’s Initials: ____________	20	Landlord Initial’s:____________

EXHIBIT “C”- RULES AND REGULATIONS

1.	Landlord is responsible for maintenance of landscaping, parking lots, and the exterior of the Building.

2.	Tenant shall pay for all utilities.

3.	Tenant shall be responsible for trash disposal in dumpsters. Tenants shall breakdown cardboard cartons. Tenant shall not put anything outside the dumpster all debris is to be in the dumpster. Tenant shall not put any type of trash/debris from job sites in dumpster. Tenant shall not put any pallets in or around dumpster; pallets must be disposed of off premises.

4.	Tenants shall not park any vehicle outside the Premises that is not properly tagged and operable.

5.	Tenant shall be responsible for keeping glass storefronts clean.

6.	Tenant shall be responsible for any vandalism to their unit.

7.	Tenant shall not change locks without prior approval from Landlord, and all locks mut be keyed to the Master Key.

8.	Tenants shall not store any material or equipment outside the Premises. All work shall be performed within the Tenants Premises unless previous permission is received from the Landlord to perform specific functions outside.

9.	Tenant shall provide pest control in its Premises if desired.

10.	Tenant shall provide its own security alarm system if such system is desired.

11.	Tenant shall provide signage if desired. Tenant shall have sole responsibility for compliance with all governmental codes and regulations regarding signage for the premises. Landlord shall approve signage prior to Tenant’s submission to governmental authorities for permitting if needed. Signage is only permitted on the Glass Storefronts.

12.	Tenant shall be responsible for all interior maintenance including plumbing and air conditioning. Filters must be changed on a regular basis. Tenant also responsible for ale condenser at exterior of building.

13.	Tenant shall lubricate roll up doors monthly.

14.	Tenant shall maintain exit lights per city codes.

15.	Tenant shall service fire extinguishers yearly per city code.

16.	Tenant shall keep all walls painted a specific color as per Landlord’s specifications.

17.	Tenant shall keep all sidewalks outside their units cleaned and swept off at all times.

18.	No smoking in Building

19.	No pets on Premises.

20.	Tenant shall not attach anything to Premises without Landlords approval.

Tenant’s Initials: ____________	21	Landlord Initial’s:____________

EXHIBIT “D” - LEASE GUARANTY

THIS LEASE GUARANTY (the “Guaranty”) is given by Joseph A LaRosa & Deana M. LaRosa (“Guarantor”) to induce HOLDER INVESTMENTS, INC. (the “Landlord”) to enter into that certain Commercial Lease Agreement dated March 1st, 2024, between the Landlord and LA ROSA REALTY, LLC (The “Tenant”).

W I T N E S S E T H:

WHEREAS, the Tenant desires to lease from Landlord certain premises located in Orange County, Florida, at 1165 E Plant St. Unit 8, Winter Garden, FL 34787 on terms and conditions set forth in the Lease; and

WHEREAS, the Landlord has agreed to enter into the Lease and lease the Premises described therein to the Tenant on the express condition that the Guarantor executes this Guaranty; and

WHEREAS, the Guarantor desires that the Landlord enter into the Lease with the Tenant. NOW THEREFORE, in consideration of Ten Dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Guarantor, the Guarantor agrees as follows:

1. Obligation of Guarantor. The Guarantor, on behalf of himself and his successors, assigns, legal representatives and heirs, jointly and severally, absolutely and unconditionally guarantees to the Landlord, its successors and assigns, the full and prompt performance and observance of all the provisions, terms and conditions of the Lease which Tenant is required to perform and observe, including, without limitation, the rules and regulations which Landlord may deliver to Tenant during the Lease Term pursuant to the Lease. There shall be absolutely no requirement of any notice of non-payment, non-performance, or non-observance, or requirement of proof, or notice, or demand. This guaranty is continuing, absolute and unconditional.

2. Term of Guaranty. The liability of the Guarantor hereunder shall continue until all obligations to be performed and amounts to be paid by the Tenant pursuant to the terms and conditions of the Lease have been completely performed or fully paid, whether during the Lease Term or thereafter. This shall include the payment of any loss or damage incurred by the Landlord with respect to the Lease and Tenant’s occupancy of the Premises, or any other matter covered by this Guaranty. Further, this Guaranty shall remain in full force and effect and bind Guarantor to its terms and conditions during or with respect to any extension, modification or renewal of the Lease.

3. Consent to Landlord’s Acts. The Guarantor consents, without affecting the Guarantor’s liability to the Landlord hereunder, that the Landlord may, without notice to or consent of the Guarantor, with or without consideration and upon such terms as it may deem advisable: (a) extend, in whole or in part, by renewal or otherwise, and for any period or periods, the term of the Lease or time for payment of amounts now or hereafter owed to Landlord by the Tenant pursuant to the Lease, or amounts held by the Landlord as security for any such obligation; (b) settle or compromise any claim of the Landlord, and (c) release, in whole or in part, any person primarily or secondarily liable or obligated under the Lease or any other indebtedness or obligation of Tenant to Landlord. The Guarantor hereby ratifies and confirms any such extension, renewal, release, surrender, exchange, modification, impairment, settlement, or compromise; and all such actions shall be binding upon the Guarantor who hereby waives all defenses, counterclaims, or offsets which the Guarantor might have by reason thereof.

4. Waiyers by Guarantor. The Guarantor waives: (a) notice of default or failure of performance or payment, notice of demand for payment, or other notices required or presented pursuant to the Lease; and (b) all defenses, offsets and counterclaims that the Guarantor may at any time have to any claim of the Landlord against the Tenant.

Tenant’s Initials: ____________	22	Landlord Initial’s:____________

5. Representation by Guarantor. The Guarantor represents that, at the time of the execution and delivery of this Guaranty, nothing exists to impair the effectiveness of the liability of the Guarantor to the Landlord hereunder, or the immediate taking effect of this Guaranty as the sole agreement between the Guarantor and the Landlord with respect to guaranteeing the performance and repayment of the Tenant’s obligation to the Landlord pursuant to the Lease. The Guarantor further represents that it has received a copy of the Lease with all exhibits and attachments hereto, if any.

6. Remedy of Landlord. The Landlord may at its option proceed in the first instance against the Guarantor to enforce performance or collect amounts due under the Lease or any other obligation covered by this Guaranty, without first proceeding against the Tenant, or any other person, firm, or corporation, and without first resorting to any property at any time held by the Landlord as collateral security.

7. Attorney’s Fees and Costs. If any legal action or other proceeding or action is brought for the enforcement of this Guaranty, or because of an alleged dispute, breach, default, or misrepresentation in connection with any provision of this Guaranty, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys’ fees, court costs, and all other expenses, even if not taxable court costs (including, without limitation, all such fees, costs and expenses incident to arbitration, appellate, bankruptcy, and post-judgment proceedings), incurred in that action or proceeding or any appeal, in addition to any other relief to which the party or parties may be entitled. Attorneys’ fees include paralegal fees, expert witness fees, investigative fees, administrative costs, and all other charges billed by the attorney to the prevailing party.

8. Modification of Guaranty. The whole of this Guaranty is herein set forth and there is no verbal or other written agreement, and no understanding or custom affecting the terms hereof. Only a written instrument signed by the party to be charged therewith can modify this Guaranty.

9. Constructions and Benefit. This Guaranty is delivered and made in, and shall be construed pursuant to, the laws of the State of Florida, and is binding upon the Guarantor and his successors, heirs, assigns and legal representatives, and shall inure to the benefit of the Landlord, its successors and assigns.

Tenant’s Initials: ____________	23	Landlord Initial’s:____________

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed this 1ST DAY OF MARCH 2024.

GUARANTOR

Joseph La Rosa
As its Guarantor

Dated:_________

STREET ADRESS: [*]
SOCIAL SECURITY: [*]

STATE OF FLORIDA

COUNTY OF__________

The foregoing instrument was acknowledged before me by means of ☒ Physical presence ☐ online notarization, this____day of ______________ 20____, by ______ (Name of Person Acknowledging).

(Seal)
Signature of Notary Public

Print, Type or Stamp Name of Notary

Personally Known:
OR Produced Identification:
Type of Identification Produced:

Tenant’s Initials: ____________	24	Landlord Initial’s:____________

IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be executed this 1ST DAY OF MARCH 2024

GUARANTOR

Deana M. LaRosa
As its Guarantor

Date Executed: _________

STREET ADRESS: [*]
SOCIAL SECURITY: [*]

STATE OF FLORIDA

COUNTY OF

The foregoing instrument was acknowledged before me by means of ☒ Physical presence ☐ online notarization, this____day of ______________  20____, by ______ (Name of Person Acknowledging).

(Seal)
Signature of Notary Public

Print, Type or Stamp Name of Notary

Personally Known:
OR Produced Identification:
Type of Identification Produced:

Tenant’s Initials: ____________	25	Landlord Initial’s:____________

Exhibit "E"

ACORD

CERTIFICATE OF LIABILITY INSURANCE

DATE (MM/DD/YYYY)

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER SAMPLE	CONTACT NAME: PHONE (A/C, No, Ext): FAX (A/C, No): E-MAIL ADDRESS:
	INSURER(S) AFFORDING COVERAGE — NAIC #
	INSURER A: ABC Company
INSURED SAMPLE	INSURER B:
	INSURER C:
	INSURER D:
	INSURER E:
	INSURER F:

COVERAGES CERTIFICATE NUMBER: REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS	
	GENERAL LIABILITY COMMERCIAL GENERAL LIABILITY CLAIMS-MADE [X] OCCUR X BI/PD Ded - $1000 GEN'L AGGREGATE LIMIT APPLIES PER: POLICY / PRO-JECT / LOC	Y	Y				EACH OCCURRENCE	$ 1000000
							DAMAGE TO RENTED PREMISES (Ea occurrence)	$ 100000
							MED EXP (Any one person)	$ 5000
							PERSONAL & ADV INJURY	$ 1000000
							GENERAL AGGREGATE	$ 2000000
							PRODUCTS - COMP/OP AGG	$ 2000000
								$
	AUTOMOBILE LIABILITY ANY AUTO ALL OWNED AUTOS / SCHEDULED AUTOS HIRED AUTOS / NON-OWNED AUTOS						COMBINED SINGLE LIMIT (Ea accident)	$
							BODILY INJURY (Per person)	$
							BODILY INJURY (Per accident)	$
							PROPERTY DAMAGE (Per accident)	$
								$
	UMBRELLA LIAB / OCCUR EXCESS LIAB / CLAIMS-MADE DED / RETENTION $						EACH OCCURRENCE	$
							AGGREGATE	$
								$
	WORKERS COMPENSATION AND EMPLOYERS' LIABILITY Y/N ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED? (Mandatory in NH) If yes, describe under DESCRIPTION OF OPERATIONS below	N/A					WC STATUTORY LIMITS / OTHER	
							E.L. EACH ACCIDENT	$
							E.L. DISEASE - EA EMPLOYEE	$
							E.L. DISEASE - POLICY LIMIT	$

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

Certificate holder is included as additional insured. Waiver of subrogation on behalf of Landlord.

CERTIFICATE HOLDER	CANCELLATION
Holder Investments, Inc. 10339 Birch Tree Lane Windermere, FL 34786	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS. AUTHORIZED REPRESENTATIVE

© 1988-2010 ACORD CORPORATION. All rights reserved.

ACORD 25 (2010/05)

The ACORD name and logo are registered marks of ACORD

Tenant’s Initials: ____________	26	Landlord Initial’s:____________

EXHIBIT "F"

INSPECTION CHECKLIST

Tenant Name: ____
Date of Occupancy: ________________ Date Vacated: ____________________
Address: ____

AREA/ITEM	CONDITION	
	Move In	Move Out
Walls		
Ceiling		
Floor		
Lights		
Windows & Frames		
Doors/Locks		
Sinks		
Toilets		
Bath Accessories		
Exit/Emergency Lights		
Fire Extinguisher		
Roll Up Door		
Warehouse Area		
A/C Unit Inside & Out		

COMMENTS (Move In):

____
____
____
____
____
____
____

COMMENTS (Move Out):

____
____
____
____
____
____
____

Tenant’s Initials: ____________	27	Landlord Initial’s:____________

Tenant has inspected the above Premises prior to occupancy and accepts it with the conditions and/or exceptions noted above. Tenant acknowledges this report as part of the Lease with the Landlord for the above Premises. Tenant agrees to return the Premises in like condition upon termination of tenancy. Furthermore, any and all improvement(s) to Premises either by the Tenant or by the Landlord become the property of the Landlord.

Tenant’s Signature

Date

Tenant’s Initials: ____________	28	Landlord Initial’s:____________